National Presto Industries, Inc.
                                   EXHIBIT 11

The following presents the computation of per share earnings reflecting the assumption that the granted shares under the 1988 Stock Option Plan will be exercised.

(IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                         Second Quarter            First Six Months
                                                                         --------------            ----------------
                                                                        2002         2001         2002          2001
                                                                        ----         ----         ----          ----
Net Earnings (loss) (1)                                               $ 1,083      $ 1,379      $(1,277)      $ 2,629
                                                                      =======      =======      =======       =======

Weighted average common shares outstanding (2)                          6,840        6,861        6,839         6,869

Common share equivalents relating to stock options when dilutive            1            1           --             1

Adjusted common and common equivalent
                                                                      -------      -------      -------       -------
  shares for computation (3)                                            6,841        6,862        6,839         6,870
                                                                      =======      =======      =======       =======

Net earnings (loss) per share:
    Basic (1 divided by 2)                                            $  0.16      $  0.20      $ (0.19)      $  0.38
                                                                      =======      =======      =======       =======
    Diluted (1 divided by 3)                                          $  0.16      $  0.20      $ (0.19)      $  0.38
                                                                      =======      =======      =======       =======